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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and in the paragraph under the caption "Selected Financial Data" and to the use of our report dated February 2, 1996 (except for Note 10, and the first paragraphs of Notes 2 and 5, as to which the dates are May 16, 1996 and June 6, 1996, respectively), in the Amendment No. 5 to the Registration Statement (Form S-1 No. 333-3326) and related Prospectus of Diatide, Inc. for the registration of 2,875,000 shares of its common stock.


                                            ERNST & YOUNG LLP

Manchester, New Hampshire

June 6, 1996